Exhibit 10.2

Statement on Confidential Information

Safeguarding the confidentiality of the proprietary and other competitively sensitive business information (“confidential information”) of Lear Corporation (the “Company”) is a key to the Company’s business and competitive advantage.  Each and every Company employee is obligated - by contract and/or by applicable law - not to use or disclose any Company confidential information except as permitted in the course of his or her employment with the Company, and never for his or her own personal benefit or for the benefit of any third party.

These obligations to safeguard the Company’s confidential information do not prohibit an employee’s disclosure of information in confidence to a federal, State, or local government official or agency, including the Securities and Exchange Commission, for the purpose of reporting or participating in an investigation concerning a suspected violation of law.  Except as noted below, an employee need not notify or seek permission from the Company in order to make any such a disclosure or to participate in such an investigation.  No employee may disclose any communications that are covered by the Company’s attorney-client privilege without prior authorization of the Company’s General Counsel.

This Statement is hereby incorporated into all existing agreements between the Company and Company employees.  To the extent that any provision of any such agreement is inconsistent with this Statement, this Statement shall govern.